Exhibit 99.1

Vista Gold Corp. Announces 2024 Financial Results

Denver, Colorado, February 28, 2025 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its audited financial results for the year ended December 31, 2024, with cash totaling $16.9 million at year-end. All dollar amounts in this press release are in U.S. dollars.

Frederick H. Earnest, President and CEO of Vista, stated, “Our achievements in 2024 underscore our commitment to creating greater value for our shareholders and positioning Vista and Mt Todd for long-term success. Receipt of the remaining proceeds under our 2023 royalty transaction enabled us to advance Mt Todd work programs and end the year with a strong balance sheet. We efficiently completed the 2024 drilling program and several other studies, leading to the decision to undertake a new Mt Todd feasibility study with an ore throughput rate of 15,000 tonnes per day.

“This study aims to demonstrate a development alternative for Mt Todd which will place it among the most attractive ready-to-build opportunities within the gold sector. In planning this study, we focused on several factors that are consistently recognized as value drivers for new projects. Our goals are to reduce initial capex by 60% to approximately $400 million, increase the reserve grade to 1 gram gold per tonne by applying a higher cut-off grade, and achieve average annual gold production ranging from 150,000 to 200,000 ounces.

“We are focused on advancing Mt Todd in ways that demonstrate the underlying value of the project and position it for near-term development, while maintaining the discipline necessary to best realize value at the right time.”

Summary of Financial Results

Vista reported consolidated net income of $11.2 million or $0.09 per common share for the year ended December 31, 2024, compared to a consolidated net loss of $6.6 million, or $0.05 per common share for the year ended December 31, 2023. The 2024 financial results benefited from a $16.9 million gain on grant of royalty interest in Mt Todd, a $0.8 million gain on sale of mill equipment, and continued focus on cost controls.

Cash and cash equivalents totaled $16.9 million as of December 31, 2024, compared to $6.1 million at December 31, 2023. In the first half of 2024, the Company received the remaining royalty proceeds in the amount of $17.0 million under its 2023 royalty transaction. The Company continued to have no debt.

Management Conference Call

Management’s conference call to review financial results for the year ended December 31, 2024 and to discuss corporate and project activities is scheduled for March 6, 2025 at 2:00 p.m. MST (4:00 p.m. EST).

Participant Toll Free: +1 (800) 717-1738

Participant International: +1 (289) 514-5100

Conference ID: 38668

This call will be archived and available at www.vistagold.com after March 6, 2025. An audio replay will also be available through March 20, 2025 by calling toll-free in North America +1 (888) 660-6264 or +1 (289) 819-1325 using passcode 38668#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista holds the Mt Todd gold project, a ready-to-build development-stage gold deposit located in the Tier-1 mining jurisdiction of Northern Territory, Australia. Vista is positioning Mt Todd as a leading development opportunity within the gold sector. Mt Todd offers significant scale, development optionality, growth opportunities, advanced local infrastructure, community support, and demonstrated economic feasibility. All major environmental and operating permits necessary to initiate development of Mt Todd are in place.

Vista’s strategy is to advance Mt Todd in ways that efficiently position the project for development while exercising the discipline necessary to best realize value at the right time. Vista believes its strategy of advancing Mt Todd in this manner will deliver a more fully valued project to its shareholders.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information include, but are not limited to statements regarding such things as the fourth quarter and fiscal year financial results of the Company; the Company’s belief that the receipt of the remaining proceeds under its 2023 royalty transaction enabled the Company to end the year with a strong balance sheet; the Company’s belief that it efficiently completed the 2024 drilling program and several other studies the new Mt Todd feasibility study aims to demonstrate a development alternative for Mt Todd which will place it among the most attractive ready-to-build opportunities within the gold sector;; the Company’s goals to reduce initial capex by 60% to approximately $400 million, increase the reserve grade to 1 gram gold per tonne by applying a higher cut-off grade, and achieve average annual gold production ranging from 150,000 to 200,000 ounces; the Company’s belief that Mt Todd is a ready-to-build development-stage gold deposit and that the Northern Territory, Australia is a Tier-1 jurisdiction; the Company’s belief that Mt Todd offers significant scale, development optionality, growth opportunities, advanced local infrastructure, community support, and demonstrated economic feasibility; statements related to Vista’s strategy, including Vista’s strategy is to advance Mt Todd in ways that efficiently position the project for development; and Vista’s belief that its strategy of advancing Mt Todd in this matter will deliver a more fully valued project to its shareholders. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: the Company’s forecasts and expected cash flows; the Company’s projected capital and operating costs; the Company’s expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; the Company’s approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on the Company’s projects, if any; the Company’s experience with regulators; political and social support of the mining industry in Australia; the Company’s experience and knowledge of the Australian mining industry and the Company’s expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on the Company’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2025, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements or forward-looking information whether as a result of new information, future events or otherwise.